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Investor Presentation September 2014

Forward-Looking Statements Disclaimer
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s full year 2014 and full year 2017 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.
In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate,"
"believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection,"
"forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally;
competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of acquisitions, including the expected impact on XPO's results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain
XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

One of the Largest 3PLs in North America
We facilitate over 31,000 deliveries per day
#4 freight brokerage firm and Top 50 logistics company
#3 provider of intermodal services
#1 provider of cross-border Mexico intermodal
#1 manager of expedited shipments
#1 provider of last-mile logistics for heavy goods
Leading provider of technology-enabled contract logistics
Growing presence in freight forwarding, LTL and managed
Sources for rankings: Transport Topics, Journal of Commerce and company data transportation

Clearly Defined Strategy for Value Creation
Acquire companies that bring value and are highly scalable
Significantly scale up and optimize existing operations
Open cold-starts where sales recruitment can drive revenue
We are ahead of plan in transforming XPO Logistics into
a leading multi-modal supply chain provider

$700 Million Strategic Investment in XPO
Three global institutions have invested a total of $700 million of equity to further XPO’s growth strategy
– PSP Investments, one of Canada's largest pension investment managers
– GIC of Singapore, the fourth largest sovereign fund in the world
– Ontario Teachers’ Pension Plan, the largest single-profession plan in Canada
Strong endorsement of XPO’s plan for value creation
Capital primarily will be used to capitalize on acquisition pipeline
Transaction completed September 17, 2014

6 Targets raised in light of the $700 million investment Updated 2017 Full Year Targets $9 billion of revenue $575 million of EBITDA

Completed 13 strategic acquisitions and established
23 cold-starts in less than three years
Created leading-edge recruiting and training programs
Introduced scalable IT platform
Added national operations centers for shared services, carrier procurement and last-mile operations
Stratified customers, assigned a single point of contact to each
Created a culture of passionate on-time performance
Disciplined focus on operational excellence
Precise Execution of Growth Plan

Strong Commitment to Shipper Satisfaction
Integrated network with cross-company visibility
203 locations in the U.S., Canada, Mexico, Asia and Europe
Approximately 10,400 employees
More than 3,600 owner-operator trucks under contract for
Relationships with an additional 27,000 vetted carriers
Access to 60,000 miles of network rail routes
drayage, expedited and last mile subsidiaries

Significant Growth Embedded in XPO’s Model
Strategic
accounts:
market to large shippers
Cold-starts: expand footprint in markets with best access
to sales talent
Scale and productivity: recruit sales reps and provide state-
of-the-art training and IT
Supply chain offering: build leadership positions in the
fastest-growing areas of logistics
Performance: become the logistics partner of choice by
providing the most compelling multi-modal supply chain offering
M&A program: focus on the top 100 pipeline prospects

Secular Trends Driving Industry Growth
Growth in e-commerce retailing
Outsourcing of logistics services and capacity
Conversion from over-the-road to intermodal rail
Near-shoring of manufacturing in Mexico
Just-in-time lean production
Driver shortage
Automation of the transportation logistics process

Leading Positions in High-Growth Sectors
Sources: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc.,
Bureau of Economic Analysis, US Department of Commerce
Sector
Market
Size
($ billions)
Projected
Growth
(x GDP)
Growth Drivers
Truck brokerage $50 2-3 times Outsourcing and technology
Intermodal $15 3-5 times
Long-haul rail efficiencies and
near-sourcing of
manufacturing in Mexico
Heavy goods,
last-mile
$13 5-6 times Outsourcing and e-commerce

Major Coverage: U.S., Mexico and Canada Source: Company data Serving over Manufacturing Retail, E-commerce Commercial Life Sciences Food and Beverage Governmental 12 14,000 customers

Acquisition of New Breed Logistics
Compelling reasons for the transaction
Transformational for XPO’s scale and value proposition
– Combined company of over 200 locations
– Most differentiated supply chain offering for end-to-end solutions
Capitalizes on trend toward outsourcing reverse logistics,
transportation management, lean manufacturing and aftermarket support, and other contract logistics services
Expected to create significant cross-selling opportunities with XPO strategic accounts, New Breed customers and their vendors
Source: Company data

XPO Gains a Preeminent Platform for Growth
Leads the most desirable sector of contract logistics
Technology-enabled solutions for blue chip customers
– Very stable relationships with low cyclicality
– Top 10 customers have utilized New Breed for an average of
10 years
Focuses on high-growth industries
– Technology, telecom, e-commerce, aerospace and defense,
medical equipment and select areas of manufacturing
Operations are led by Louis DeJoy, New Breed’s visionary CEO
Sources: Company data

New Breed’s Attractive Financial Model
16% revenue CAGR for the past 10 years
38% return on invested capital (FY 2013) (1)
Approximately 99% contractual revenue renewal rate over the
past three years
Low capex requirements (4.2% of revenue in FY 2013) and
largely devoted to IT development
(1) Return on invested capital equals ongoing operations EBIT divided by the sum of net working capital and net PP&E
Source: Company data

Industry-defining Technology
Integration of proprietary IT will create strong differentiation
– XPO NLM is the largest web-based manager of expedited
shipments in North America
– New Breed’s transportation management system uses
sophisticated tools for dynamic freight optimization, routing guide management and carrier selection
– New Breed acquisition has doubled XPO’s IT workforce to
more than 600
Sources: Company data
Combination of two robust managed transportation solutions

Details of the New Breed Transaction
$615 million cash purchase price
Adds approximately $597 million of revenue (trailing 12 months ended June 30, 2014)
Multiple of approximately 8.0 times trailing 12 months
adjusted EBITDA
Financed with the proceeds from XPO’s August 2014 private
placement of $500 million of senior notes and available cash on hand
Transaction completed September 2, 2014

$500 Million Senior Notes Issued August 2014
Proceeds used to finance the acquisition of New Breed
7.875% senior notes maturing September 1, 2019
High yield market could present attractive avenue for additional growth capital
Additive to $415 million accounts receivable facility
Long-term leverage targets: fully-drawn ABL plus 2x EBITDA
– Callable at XPO’s option, September 2016

Acquired ACL in July 2014
Compelling reasons for the transaction
Non-asset, multi-regional, last mile logistics provider
Moves high volumes of e-commerce purchases for
mega-companies
Adds approximately 160 employees, 14 locations and 650
contracted trucks to XPO
Complementary delivery schedules allow XPO Last Mile to
leverage combined capacity
Pipeline still active for last mile acquisitions

Details of the ACL Transaction
$36.5 million cash purchase price
Adds approximately $63 million of revenue (trailing 12 months ended June 30, 2014)
Multiple of approximately 5.9 times trailing 12 months
adjusted EBITDA
Transaction completed July 2014

Acquired Pacer in March 2014
Gained instant scale in North American intermodal
– Third largest provider of intermodal services
– #1 provider of cross-border Mexico intermodal, with
30 years’ experience
– Access to 60,000 miles of network rail routes
– Decades-deep relationships with the railroads
Added $980 million of revenue (FY 2013), 31 locations and
approximately 800 employees
Sources: SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce and company data

Major Intermodal Market Opportunity
$15 billion sector in North America
Sources: SJ Consulting Group, Inc., FTR Associates and company data
– Growing at three to five times GDP
One of the fastest-growing areas of transportation logistics
Enables shippers to lower transportation costs for freight
traveling 600 miles or more
– Rail is more fuel-efficient than truckload for long haul
– Intermodal can lower shipper’s cost by up to 20%

High-Growth Cross-Border Mexico Sector
Near-shoring in Mexico – fast becoming the manufacturing
country of choice
– Competitively priced labor force versus China
– Faster speed-to-market than overseas locales
– Can be more cost effective than cross-border truckload
– Growth driven by billions of dollars invested by major
manufacturers, Mexican government and the rails
Large opportunity to covert to intermodal: an estimated
2.8 million trucks move cross-border each year
Sources: AlixPartners and company data

Integration of Intermodal Is Driving Results
XPO now manages approximately 10% of all domestic
intermodal loads in North America
Stronger value proposition as a large, single-source supply
chain partner with deep capacity
Energetically cross-selling intermodal to XPO customer base, and selling full service range to intermodal customers
Q2: intermodal revenue up 11.7% and volume up 7.5% YOY
On track to realize $15 million of targeted cost synergies from integration
Source: Company data

Rebranded as XPO Last Mile
Largest provider of last-mile logistics for heavy goods home delivery in North America
Facilitates approximately 7 million last-mile deliveries per year
Leading, proprietary software for workflow and customer
experience management
Strong customer-centric culture built by experienced leaders who now run the business for XPO
Acquired 3PD in August 2013
Source: Company data

XPO Last Mile serves one of the fastest-growing sectors of
non-asset, third party logistics
– Heavy goods home delivery growing at five to six times GDP
– Strong tailwinds from e-commerce and outsourcing
$13 billion market for heavy goods home deliveries
– Only 30% currently going through 3PLs
Highly fragmented with many small, regional providers
Last Mile’s Exciting Market Potential
Sources: Norbridge, Inc. and EVE Partners LLC

Capitalizing on major advantages of scale and growing
– Cost efficiencies, productivity, access to trucks, rigorous quality control systems, expertise
Acquired Optima Service Solutions in November 2013
– Highly scalable supplier, leading arranger of last mile
installations of large appliances and electronics
Acquisition of ACL brought deep relationships in retail
e-commerce channels
XPO Has a Strong Platform for Last Mile
Source: Company data

Rebranded as XPO NLM
#1 web-based expediter, made XPO the #1 manager of
expedited shipments in North America
Manages an annual run rate of more than three quarters of a
billion dollars of gross transportation spend
– Online auction system proprietary to XPO
– Carriers bid on loads that are awarded electronically
Benefits from trend toward just-in-time inventories, and
supply chain disruptions
Acquired NLM in December 2013

Focused Sales and Marketing Effort
Differentiate XPO by providing a passionate commitment to
customer satisfaction across a range of services
Single point of contact for each customer
– Strategic accounts team marketing to largest 2,000 shippers
– National accounts team focused on next largest
5,000 companies
– Branch network expands our reach to hundreds of
thousands of small and medium-sized shippers
Capture more of the $32 billion less-than-truckload opportunity
Sources: SJ Consulting Group, Inc., company data

One common IT platform for freight brokerage in all cold-starts and acquired companies
Proprietary freight optimizer tools for pricing and load-covering put in place in 2012
Highly scalable load execution and tendering via automated
load-to-carrier matching
Total IT budget of more than $70 million for 2014 (1)
Increasing Productivity through Technology
(1)  Includes full year IT budget for Pacer and excludes New Breed IT budget

23 cold-starts
– 11 in freight brokerage, including Kansas City opened
in March; 11 in freight forwarding; one in expedited
Freight brokerage cold-starts on an annual revenue run rate
of more than $220 million
Up from $90 million 12 months ago
Low capital investment can deliver outsized returns
Hire strong industry veterans as branch presidents
Position in prime recruitment areas and scale up
Growth through Cold-starts

Founded and led four highly successful companies,
including world-class public corporations
United Rentals:
Built world’s largest equipment rental company
United Waste:
Created 5th largest solid waste business in North America
Hamilton Resources:
Grew global oil trading company to ~$1 billion
Amerex Oil Associates:
Built one of world’s largest oil brokerage firms
United Rentals stock outperformed S&P 500 by 2.2x from 1997 to 2007
United Waste stock outperformed S&P 500 by 5.6x from 1992 to 1997
CEO Bradley S. Jacobs

Highly Skilled Management Team
Partial list
The full management team can be found on www.xpologistics.com
Troy Cooper
Chief Operating Officer
Paul Smith
President, Intermodal division
Karl Meyer
Chief Executive Officer, XPO Last Mile
Chris Healy
President, Expedited Transportation
John Hardig
Chief Financial Officer
Tom Connolly
Senior Vice President, Acquisitions
Dave Rowe
Chief Technology Officer
Mario Harik
Chief Information Officer
Julie Luna
Chief Commercial Officer
Scott Malat
Chief Strategy Officer
Gordon Devens
General Counsel
United Rentals, United Waste
Pacer International
Boyd Brothers, Caliber Logistics, Roberts Express
Stifel Nicolaus, Alex. Brown
EVE Partners
Echo Global Logistics
Oakleaf Waste Management
AutoNation, Skadden Arps
Goldman Sachs, UBS, JPMorgan Chase
Pacer International, Union Pacific
3PD, Inc., Home Depot

Deep Bench of Industry Experience Partial list
Lou Amo
Vice President, Operational Initiatives
Jake Schnell
Sr. Operational Process and Integration Manager
Jenna Sargent
Regional Sales and Operation Manager
Evan Laskaris
Director of Operations, Chicago
Bud Workmon
President, XPO Last Mile
Jim Commiskey
Strategic Accounts Manager
Greg Ritter
Senior Vice President, Strategic Accounts
Doug George
Branch President, Dallas
Will O’Shea
Chief Sales and Marketing Officer, XPO Last Mile
Andrew Armstrong
Sales and Operations Manager
Drew Wilkerson
Branch President, Charlotte
3PD, Inc., Cardinal Logistics
Electrolux, Union Pacific, Odyssey Logistics
C.H. Robinson
OHL, Schneider Logistics
AFN, CEVA Logistics, Menlo
Pacer International, UPS, Menlo
Knight Brokerage, C.H. Robinson
AFN, Ryder Integrated Logistics
Livingston International, Echo Global Logistics
C.H. Robinson
3PD, Inc., Ryder Integrated Logistics, Cardinal Logistics

Revenue trajectory
– 2011 revenue of $177 million
– Approximately $2.3 billion annual
revenue run rate as of 6/30/14 (1)
Q2 company-wide, 2014 vs. 2013
– Organic growth up 49%
– Gross revenue up 324%
– Net revenue up 530%
Organic growth in freight
brokerage up 67%
Revenue and Margin Growth
Gross Revenue ($ millions)
+324%
(1) Excludes beneficial impact of ACL and New Breed acquisitions
Q2 ‘13 Q2 ‘14
$137
$581

Key Financial Statistics
Expedited Transportation Freight Brokerage Freight Forwarding
Q2 Revenue Growth by Business Unit, 2014 vs. 2013
Revenue ($ millions)
+417%
+37%
+180%

$26
$36
$19
$54
$493
$95
Q2 ’ 13 Q2 ’ 14 Q2 ’ 13 Q2 ’ 14 Q2 ’ 13 Q2 ’ 14

First 30 Months of Growth Strategy 2012 2013 2014 Revenue ($ millions) 37 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 $45 $55 $71 $109 $114 $137 $194 $257 $282 $581

38 As of December 31, 2014 Annual revenue run rate of at least $3 billion Annual EBITDA run rate of at least $150 million 2014 Financial Targets

Incentivized XPO Management
Equity ownership aligns management team with shareholders
Management and directors own approx. 22% of the company (1)
Common Stock Equivalent Capitalization as of 9/17/14
Common Shares 76.6 million
(2)
Preferred Shares 10.5 million
Warrants (Strike Price $7 per share) 10.6 million (8.7 million dilutive)
(3)
Convertible Senior Notes 7.3 million shares
(4)
Stock Options and RSUs 2.3 million shares dilutive
(5)
Fully Diluted Shares Outstanding 105.4 million shares
(1) Based on SEC beneficial ownership calculation as of September 17, 2014; includes (i) 10.7 million shares issued pursuant to the September 2014 private placement (the “Private Placement”) and (ii) 12.1 million shares on a pro forma basis that are issuable upon conversion of preferred stock that was issued pursuant to the Private Placement
(2) Includes the common shares described in clauses (i) and (ii) of note (1) above, assuming, on a pro forma basis, the conversion of preferred shares into common stock, which is subject to shareholder approval
(3) Dilutive effect of warrants calculated using treasury method (using XPO closing price of $39.72 on September 17, 2014); total warrant proceeds of $74.0 million
(4)
Assumes conversion in full of $120.7 million in aggregate principal amount of outstanding 4.50% convertible senior notes due 2017
(5)
Dilutive effect of outstanding RSUs and stock options calculated using treasury method (using XPO closing price of $39.72 on September 17, 2014)

Significant growth embedded in XPO’s business model
Leading positions in fastest-growing areas of transportation
Compelling value proposition as a multi-modal, single-source provider
Passionate culture of on-time performance and productivity
Top management talent with skills that uniquely fit XPO’s
growth strategy
Clear Path for Significant Value Creation

Additional Information about the Investment
XPO will file a proxy statement and other documents relating to the securities issued pursuant to the Investment Agreement, dated as of September 11, 2014, by and among XPO and the Purchasers named therein (the “Investment”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY
STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY
AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE INVESTMENT. Investors and security holders may obtain these documents free of charge at the
SEC’s website at
www.sec.gov.
You may also obtain these documents free of charge at
www.xpo.com.
You may also read and
copy any reports, statements and other information filed by XPO with the SEC at the SEC public reference room at 100 F Street
N.E., Room 1580, Washington, D.C. 20549.
Participants in Solicitation
XPO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from XPO shareholders with respect to the Investment. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2014 annual meeting of shareholders, filed with the SEC on April 25, 2014. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO and its executive officers and directors in the Investment by reading the proxy statement regarding the Investment when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

September 19, 2014

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us today. We’ll start with our recent announcement of the $700 million strategic investment in XPO by three global institutions. Then we’ll discuss our third quarter acquisitions of New Breed and ACL, followed by an introduction to our company and our differentiated supply chain offering. We’ll also explain the strategy that has driven XPO’s 33% revenue CAGR quarter-over-quarter for the first 30 months of our growth strategy.

First, the $700 million investment. We believe this is a major endorsement of our plan for value creation by three highly regarded institutional investors: Public Sector Pension Investment Board (PSP Investments), GIC, which is Singapore’s sovereign wealth fund, and Ontario Teachers’ Pension Plan (OTPP). XPO received all of the net proceeds from the $700 million transaction on September 17 – there were no selling shareholders. PSP Investments, GIC and OTPP now hold approximately 22% of XPO’s common stock in aggregate on a fully diluted basis. Additional material terms are summarized in our filings with the SEC.

With the benefit of $700 million of additional equity to accelerate our growth, we can capitalize on a lively acquisition pipeline. Consequently, we’ve raised our 2017 financial targets to approximately $9 billion of revenue and $575 million of EBITDA, up from previous targets of $7.5 billion and $425 million, respectively.

Next, we’ll discuss our acquisition of leading contract logistics provider New Breed. Contract logistics is a broad term that refers to the outsourcing of warehousing, distribution and other inventory management responsibilities to a third-party provider. It can include storing, distributing and transporting raw materials, finished goods and spare parts, reverse logistics, and value-added services such as supply chain consultation and production flow management. New Breed operates in the top strata of this space – we completed the acquisition on September 2, and we’re now a preeminent U.S. provider of technology-enabled contract logistics for blue chip customers.

New Breed has an exciting history under impressive leadership. It was founded in 1968, and became focused on high-end contract logistics under Louis DeJoy when he took over as CEO in 1983. Mr. DeJoy reinvented the company from a regional business with 10 employees to the leading national provider of sophisticated supply chain innovations. We’re very pleased that he’s leading our contract logistics business as its chief executive.

We bought New Breed for $615 million in cash on a cash-free, debt-free basis. The value of the transaction represented a consideration of approximately 8.0 times adjusted EBITDA. New Breed had revenue of approximately $597 million for the trailing 12 months ended June 30, 2014. We financed the acquisition and related fees and expenses with the proceeds from our August 2014 private placement of $500 million of senior notes and available cash on hand. At the closing, Mr. DeJoy used $30 million of proceeds from the transaction to purchase XPO restricted stock.

This is a transformational acquisition for XPO on many fronts:

•	XPO has gained world-class contract logistics operations that are entrusted with critical services by some of the most prestigious corporate names in America. These customers produce premium, high-value products, often with complex supply chain requirements, and they’re concentrated in sectors with high-growth outsourcing opportunities. This is the most desirable sector of contract logistics – customized, high value-added services with strong contractual revenue renewal rates and low cyclicality. New Breed’s revenue renewal rate for the past three years was approximately 99%.

•	The New Breed business model is non-asset based; it generates a high return on capital. Capital expenditures for 2013 were 4.2% of revenue and largely devoted to developing proprietary information technology. For the full year 2013, New Breed’s return on invested capital was approximately 38%.

•	With this acquisition, we’ve more than tripled our headcount to approximately 10,400 XPO employees and more than 200 locations. We’ve gained critical mass and can deliver integrated, end-to-end logistics solutions for any company, of any size, with any combination of transportation needs.

•	For the past 10 years, New Breed increased revenue at a compound annual growth rate of 16%. Growth is being driven by attractive verticals, such as technology/telecom, retail/e-commerce, aerospace and defense, medical equipment and select areas of manufacturing.

•	We expect the combination to create significant cross-selling opportunities. The former New Breed customers are candidates for the truck brokerage, intermodal, expedite, last mile and freight forwarding services XPO offers, as are the tens of thousands of vendors that move freight in and out of New Breed facilities. In addition, many of our XPO strategic accounts utilize the kind of high quality, customized solutions New Breed offers. Typically, these services are complex contract logistics such as omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization.

•	The New Breed acquisition fits our strategy of building a broad and integrated logistics offering by acquiring leading positions in sectors where we expect sustained demand. We’ll use our new contract logistics platform to engage customers in our broader offering, just as we’ve done over the past 12 months with our acquisitions of 3PD, NLM and Pacer. We’re in a strong position to leverage an important industry trend: many customers, particularly large shippers, want to winnow down their relationships to fewer, larger 3PLs with deep capacity across a range of services.

2

•	Both XPO and New Breed have an intense commitment to cutting edge technology. The combination doubles our XPO IT workforce to more than 600 talented IT professionals focused on new ways to serve our customers.

•	We expect to integrate our XPO NLM technology with New Breed’s transportation management system to offer customers industry-defining managed transportation solutions. XPO NLM is the largest expedited freight management platform in North America. New Breed’s system uses complex modeling tools to deliver dynamic freight optimization, routing guide management, and carrier selection based on cost, service requirements, performance metrics and transit times.

On July 28, we acquired ACL, a last mile logistics provider with strong relationships in the e-commerce sector. We bought ACL for a cash purchase price of approximately $36.5 million on a cash-free, debt-free basis. ACL had revenue of approximately $63 million for the trailing 12 months ended June 30, 2014. The value of this transaction is approximately 5.9 times adjusted EBITDA.

The ACL acquisition brought us approximately 200 contracted carriers, 160 employees and 14 East Coast locations, and it’s strategically important to the growth of our last mile business. It’s highly scalable, and it expands our presence in the high-growth e-commerce sector, which is projected to grow at a rate in the mid-teens over at least the next three years. ACL’s delivery patterns complement those of XPO Last Mile, which will allow us to leverage capacity as we increase our volume.

When we established our foothold in last mile in August of last year, we did it by acquiring 3PD – the largest provider of last-mile logistics for heavy goods home delivery in North America. Heavy goods home delivery is a $13 billion sector of last mile that’s growing at five to six times GDP. Then we built on this opportunity with the purchase of Optima Service Solutions, a leading arranger of last mile installations for large appliances and electronics. Like ACL, the former 3PD and Optima operations are both highly scalable. Today, XPO Last Mile (which includes former brands 3PD, Optima and ACL) facilitates approximately seven million last-mile deliveries a year.

We view last mile as a very attractive sector of logistics. It’s a major beneficiary of the growth in e-commerce, which is expected to continue to show robust growth for the foreseeable future. And last mile is a platform we can grow both organically and through further acquisitions – we have an active pipeline of last-mile targets.

With 3PD, we gained leading, proprietary software for real-time workflow visibility and customer experience management. Shippers depend on us to use the right contract carriers to effectively represent their brands during “white glove” deliveries inside a customer’s home, and this technology helps ensure brand protection. The former 3PD executives are all on board with XPO running our last mile operations, with Karl Meyer as divisional chief executive.

Karl’s a legend in last mile. He founded 3PD and was instrumental in building it into a highly successful, service-oriented operation. His commitment to innovation produced some of the industry’s most groundbreaking mobile technologies. Karl began his logistics career in progressively higher management positions with Home Depot, where he led the multi-billion dollar delivery business and successfully transitioned these operations from Home Depot’s in-house model to an outsourced model.

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That gives you some insights into our growth paths for contract logistics and last mile logistics. Now we’d like to tell you about the ways in which we’re driving company-wide growth through the precise execution of a clearly defined strategy.

We took control of XPO Logistics in September of 2011, with the objective of building a world-class transportation logistics company under the new XPO Logistics brand. We put a highly skilled management team in place and began executing our disciplined strategy for growth:

•	Acquire attractive companies that bring value and are highly scalable;

•	Optimize our existing operations with vigorous recruitment and training programs and state-of-the-art IT; and

•	Open cold-starts in locations where we can hire a large number of qualified salespeople to drive returns.

Today, we’re one of the fastest-growing logistics companies in North America, with a freight brokerage division that we took from a single location to the fourth largest brokerage firm in two years. We’re the largest provider of last-mile logistics for heavy goods, the largest manager of expedited shipments, the third largest provider of domestic intermodal services, and a leading provider of highly engineered contract logistics, with growing positions in managed transportation, freight forwarding and less-than-truckload brokerage. And we’re the number one intermodal provider in the cross-border Mexico sector, where demand is booming due to the trend toward near-shoring by manufacturers.

We’ve instilled a high-octane, performance-driven culture focused on delivering world-class service to customers. Our sales and operations people know how to deal with customers on a professional basis. They understand our goal of zero service failures. We see an opportunity to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

We grew our headcount from barely 200 employees in late 2011 to approximately 10,400 today. We developed cutting-edge recruiting, training and onboarding programs. And we introduced a scalable IT platform, with three major upgrades and enhancements every few weeks.

We have a nationwide cold-start program underway with 23 locations operating under experienced leadership: 11 in freight brokerage, 11 in freight forwarding and one in expedite. Our drayage, expedited and last mile subsidiaries have more than 3,600 owner-operator trucks under contract. And our capacity procurement hubs in Charlotte, Chicago and Atlanta manage relationships with an additional 27,000 carriers, representing capacity of more than half a million trucks on the road.

And we’ve completed 13 acquisitions to date, including New Breed and the billion-dollar Pacer business in March. In the last half of 2013, we bought 3PD and Optima – the largest providers in their areas of last mile logistics – and expanded our last mile operations with the acquisition of ACL in July. In December, we acquired NLM, the leading online manager of expedited shipments. The addition of NLM to our expedited group made us the largest manager of expedited shipments in North America, and gave us a foothold in managed transportation that we can leverage with the New Breed combination.

We’ve made XPO a major player in the fastest-growing areas of logistics. Intermodal, for example, is growing at three to five times GDP. Intermodal is a dynamic, $15 billion sector and a huge opportunity for us. Many shippers are discovering that they can use intermodal to lower their transportation costs for freight that travels at least 600 miles, in part because rail can be up

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to three times more fuel-efficient than truck for long-haul freight. In addition, freight trains don’t stop at the border, so intermodal transit time can be very competitive with trucking. Currently, more than a third of our over-the-road freight movements travel more than 600 miles – that makes many of them ripe for conversion to intermodal.

When we acquired Pacer in March, we gained instant scale in intermodal as the third largest provider in North America. It gave us access to 60,000 miles of network rail routes and decades-deep relationships with the rails. The transaction added about a billion dollars of revenue, 31 locations and approximately 800 employees to XPO. Our position in Mexico is particularly exciting: we’re the number one provider of cross-border intermodal, with the benefit of 30 years of Pacer experience in Mexico. It’s estimated that approximately 2.8 million trucks move cross-border each year, so there’s a large potential universe for conversion to rail.

Strong growth in cross-border intermodal demand is being driven by a shift to near-shoring by manufacturers. There are a lot of factors driving this secular trend. Mexico offers a competitively-priced labor force and greater speed-to-market than overseas locales such as China. The labor pool of inexpensive workers has diminished as China’s middle class has emerged, and under China’s Employment Promotion Plan, the minimum wage is planned to increase by at least 13% through 2015. Regulatory expenses, tax implications and sub-standard intellectual property rights, relative to Mexico, have begun to further alter the cost differential between China and Mexico, making China a less attractive option for manufacturers. In addition, the railroads and the Mexican government have invested billions of dollars in the country’s transportation infrastructure.

Further bolstering the attractiveness of Mexico as a manufacturing contender are the Maquila Decree and the tailwind of just-in-time (JIT). The 1989 Maquila Decree allows for the temporary importation of foreign merchandise into Mexico for assembly, manufacturing or repair prior to export almost tax-free. The trend toward JIT and lean production makes Mexico very attractive in terms of speed to market. For example, a shipment from Shanghai to Dallas via a combination of ocean and truck takes an average of 19 days. The same shipment, via a combination of rail and truck from Mexico to Dallas, takes only three days. Likewise, a 19-day freight movement from Shanghai to New York City becomes a seven-day movement when shipped via intermodal from Mexico.

For all these reasons, Mexico is fast becoming the site of choice for many U.S. manufacturers, as well as companies from other countries with North American market interests. And it’s not just automotive – Mexico’s share of global production is rising across a range of industrial goods, machinery and consumer goods, including furniture, plastics and packaged commodities. According to The Offshore Group, companies are investing billions of dollars in Mexican production capacity at a rate that would cause Mexico to surpass China as America’s top trading partner by 2019. This projected growth would serve XPO well because of our predominant intermodal position in Mexico. As large as the cross-border opportunity is for us today, it may be small in relation to future demand.

In addition to Mexico and the broader industry growth in North America, the Pacer acquisition delivered significant cost synergies. We’re on track to realize $15 million of cost synergies – triple our original projection – and we’ve already executed on many of them. We’ve identified these synergies in technology, real estate, sales and administrative functions, public company costs, and duplicative personnel.

The integration of Pacer went very well. We implemented our plan to reverse the losses of Pacer’s logistics business. We closed or consolidated 16 offices and retained 10 operations as

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part of our XPO Global Logistics freight forwarding group. And we put the former Pacer truck brokerage business under the leadership of Josh Allen, and fully integrated it with XPO. Josh is one of our regional VPs – he’s been growing our brokerage offices in Louisville and Cincinnati at a fast clip. We moved the operations onto our proprietary Freight Optimizer technology, which allows the team to serve customers better and price loads more effectively. They can do their job faster on our more user-friendly system, with access to our more than 27,000 carrier relationships.

We put our intermodal operations under the leadership of Paul Smith, who had been Pacer’s vice president of network management. With Pacer, Paul was responsible for optimizing all aspects of the intermodal network, including capacity flow and asset management, market-based pricing, and capacity planning for rail relationships. His experience is a valuable resource in driving the performance and growth of our intermodal network.

Those are the highlights of our most recent acquisition announcements and the upsides of our service platforms. Now let’s take a closer look at each part of our strategy and the significant growth that’s embedded in our business model.

First is scale and optimization. This starts with our industry fundamentals. The transportation logistics industry in the United States alone is about a trillion dollars annually. Over-the-road trucking is about $350 billion of that spend, with an estimated 15% penetration rate by brokers. This equates to a $50 billion opportunity that’s growing at about two to three times GDP. Currently, we have more than 14,000 customers, primarily in manufacturing, industrial, retail, commercial, life sciences and government-related accounts – yet we serve less than 2% of the addressable market.

One thing that’s likely to drive increased penetration is an outsourcing trend with both shippers and carriers. It makes economic sense for carriers to find loads through brokers instead of carrying the costs of an internal sales team. And shippers – including those with direct carrier relationships – need large 3PLs as a source of critical capacity when trucks are hard to find. We’ve positioned our company to benefit from this long-term trend. We’re building XPO not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

In addition to being large and growing, our industry is highly fragmented. There are more than 10,000 licensed brokers in the U.S., but only about 25 brokerage firms with more than $200 million in revenue. Fragmentation gives us a dual benefit: it supports the acquisition leg of our strategy, and creates a competitive advantage for XPO as one of the largest brokerage firms in North America.

We’re working diligently to raise our profile in front of every prospective customer in the transportation space. We’ve identified the 2,000 largest shippers in North America as strategic account targets. The next largest 5,000 shippers are our national account targets. In addition, there are hundreds of thousands of small and medium-sized customers who can use our services. Our branch network reaches out to them every day.

We see great growth potential in strategic accounts. Last year, we launched a dedicated team to target opportunities with strategic accounts. Every one of our strategic account managers has deep industry experience, and a long track record with large shippers. They’re very attentive to the nuances of the needs of large shippers, and they get a favorable response from these customers. In the second quarter alone, we added 26 new customers that are first-time strategic accounts for XPO. Collectively, these large accounts represent a potential spend of about $400 million when they ramp up over the next few years.

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Our strategic accounts team is led by Julie Luna, our chief commercial officer. Julie has over 25 years of industry experience – she was the executive vice president of sales and marketing for Pacer’s intermodal business when we acquired it. Prior to Pacer, Julie held senior positions in sales and marketing and national account management over 23 years with Union Pacific Railroad. As UP’s vice president and general manager for its automotive business, she led a $1.2 billion business focused on transporting automotive vehicles and parts.

Our strategic accounts team includes a number of high-profile industry veterans, including Jeff Battle, Dennis McCaffrey, Greg Ritter and Jim Commiskey. Jeff is one of the key executives who led the growth of Turbo Logistics over the last two decades. Dennis has 20 years in the industry, and most recently ran the outside sales organization for our expedited transportation group. Greg was previously president of Knight Brokerage, and before that he was with C.H. Robinson for 22 years. And Jim came to us from Pacer. He has more than 20 years of transportation experience, including management positions with UPS and Menlo Worldwide.

Beyond strategic accounts, we’re focused on leveraging our broader multi-modal offering with customers of all sizes, both new business and existing accounts. We’re doing this in a disciplined and organized manner. All of our salespeople are on salesforce.com, and we’ve assigned a single point of contact for each customer. This gives us good visibility into the progress of sales activities, and it helps us to cross-sell our services.

Less-than-truckload is another revenue stream that’s on our doorstep. We’re taking steps to tap into this $32 billion sector in a big way. Currently, less than $25 million of our company’s annual revenue comes from LTL – yet almost all of our full truckload customers ship LTL freight. Our acquisition of Interide in 2013 brought us a lot of LTL expertise, as well as an LTL technology platform that we’ve rolled out in all of our sales offices. Now that we’ve combined Interide’s carriers with our own network, we’re already getting better LTL rates. We’re very excited about the magnitude of the LTL opportunity.

Our experience tells us that the common denominator across all these lines of transportation is that customers want results. Anything less than stellar service is not an option. Customers want on-time pickup and delivery. They want their goods to arrive safely. If a problem does occur, they want to know about it right away and they want to see a solution. If you walk into one of our branch offices, you’ll see that our people are trained to be professional, efficient and on top of things.

One of the ways we empower our employees to deliver world-class service is through our information technology. We believe that our technology is a big differentiator in our industry. With the New Breed combination, we have an IT team of over 600 talented professionals that focuses solely on driving innovation and the effectiveness of our systems. We design our systems to make sure they can accommodate huge scale and complex automation. They create the discipline that helps us manage rapid growth.

In 2012, we put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We followed that up with new pricing tools, load-covering capabilities, and the introduction of our proprietary freight optimizer software. More recently, we introduced a carrier rating engine and LTL upgrades, and enhanced our customer and carrier portals.

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Our IT team has created algorithms that provide actionable pricing information and carrier procurement, as well as analytic capabilities for truckload market conditions. As we acquire lane and pricing histories from the companies we purchase, this information gets added to our database and can be used by our salespeople. For example, we can pull in real-time market data to highlight demand and availability in specific lanes and regions. This gives our salespeople price and capacity visibility across North America.

We use detailed carrier profiling that identifies each carrier’s strengths, equipment, preferred lanes and performance metrics. And we have similar profiling for our customers, that pinpoints both operational and load requirements. We also have the ability to manage our customers’ specific routing guides and tariffs, which makes us a true partner to larger accounts.

That’s an overview of part one of our strategy: scale and optimization. Part two is acquisitions. When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization? And most important, is it a service that our customers need and want?

Last December, our acquisition of NLM, the leader in web-managed expedite logistics, ticked all these boxes. It gave us the entry we sought into managed transportation. We rebranded the business as XPO NLM and now our expedited group manages more shipments in the $5 billion expedite sector than any other 3PL in North America. Currently, XPO NLM manages an annual run rate of more than three quarters of a billion dollars of gross transportation spend with a staff of 123 people.

Our company’s roots are in expedited transportation, which requires picking up and delivering freight very quickly, with a goal of zero service failures. Our expedite business dates back more than 20 years – so a do-or-die mindset of meeting customer needs is embedded in our DNA. In January, we appointed Chris Healy as president of our four expedited operations: XPO Express (formerly Express-1), XPO NLM, XPO Air Charter and our Gainesville, Ga., expedited office.

Chris is a widely respected innovator in expedited transportation, having spent over 30 years in leadership positions with some of the most prominent expediters in North America. Prior to XPO, Chris was president and chief executive officer of Active Aero, and earlier served in senior management positions with Boyd Brothers Transportation, Caliber Logistics (now FedEx Supply Chain Services) and Roberts Express (now FedEx Custom Critical). He’s the first to bring our expedite group to market as one synergistic service offering.

Our acquisition program is going strong – we’ve looked at over 1,000 companies in the last three years, and we’ve refined that list to the 100 most attractive companies. We have an acquisition team who’s constantly in dialogue with these targets. Many are eager to join XPO. They like our energy – they know we’re going places. For our part, we’re being very disciplined about seeking out strategically sound acquisitions that align with our core competencies.

We design each acquisition to be a win-win. When we integrate an acquisition, we gain more carriers, customers and expertise that we can use company-wide. For example, we’ve added capabilities in LTL, last-mile, refrigerated and expedited air charter through acquisitions, as well as intermodal. Our acquisitions of Turbo, Kelron, Covered Logistics, 3PD, Pacer, ACL and New Breed have increased our penetration with Fortune 500 companies. The added locations give us more real-time visibility into the ebb and flow of pricing in various lanes. As a result of these synergies, our salespeople can cover loads more effectively.

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In addition, our acquired operations cross-sell the services of our other divisions, and we offer the acquired services to our broader XPO customer base. Our cross-selling efforts are gaining a lot of traction. For example, in the second quarter, we were awarded significant incremental business from 45 strategic accounts – these large shippers are now using XPO for multiple lines of service, expanding our original relationships.

In June, we completed two major rebrandings that support our sales efforts: our over-the-road Express-1 expedited business is now XPO Express, and our former 3PD division is now XPO Last Mile. This furthers our strategy of serving customers as one, integrated portfolio of supply chain services under the XPO brand.

This brings us to the third part of our strategy, and an equally important one: cold-starts. Of the 23 cold-starts we mentioned earlier, 11 are in freight brokerage. Each location is led by a highly experienced branch president. Talent is the most important factor for cold-starts – both leadership and sales talent. We seek to locate our branches in prime areas for recruitment.

Our 11 brokerage cold-starts are already on an annual revenue run rate of approximately $220 million after being open barely a year and a half on average. A year ago, the run rate was just $90 million, so our brokerage cold-start revenue is on a strong trajectory, and we’ll continue to grow them fast.

The amount of start-up capital per cold-start is relatively slim: generally a million dollars or less. And there’s a large component of variable-based incentive compensation – so cold-starts of any size can generate extremely high returns on invested capital.

That’s our business plan. Now it comes down to operational excellence: execution and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, started four highly successful companies from scratch prior to XPO Logistics, and built each of those companies into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened approximately 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Brad spent the better part of his first year with XPO assembling a team whose collective skill set is the perfect fit for our company’s ambitious growth strategy. For a competitor to successfully copy our business plan, it would need the deep bench of talent that we have – not just at the senior executive level, but in every key position. Here are just a few examples of our talent:

Troy Cooper is our chief operating officer. Troy’s been instrumental in helping our company realize its growth strategy from the earliest days of XPO Logistics, with senior positions in operations and finance. Prior to XPO, as a vice president for United Rentals, Inc. under CEO Brad Jacobs, he helped to integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, Inc., he worked with Brad to build an integrated organization of 86 collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

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John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson, Hub Group and Roadrunner Transportation, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Scott Malat is our chief strategy officer. Scott’s responsible for our company’s strategy and capital structure, analyzing potential acquisition opportunities, and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he focused on M&A opportunities.

Gordon Devens is XPO’s general counsel, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. Gordon is more than just a talented corporate lawyer. After working at Skadden, Arps, he spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. Gordon has completed over 250 M&A transactions during his career, and he brings that experience to XPO’s growth strategy.

Mario Harik is our CIO. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that is using technology in innovative ways that tie directly to customer service. They’ve accomplished a huge amount in a short period of time.

On the carrier side, Lou Amo is our vice president–operational initiatives. Lou has 16 years of transportation and carrier management experience. He leads XPO’s strategic initiatives for carrier management and procurement in our truck brokerage operations. Lou first joined XPO as vice president–procurement and operations, and before that he was director of transportation for Electrolux Major Appliances North America. Earlier, he held senior positions with Union Pacific Corporation, Odyssey Logistics & Technology Corporation, and SABIC Innovative Plastics Holding BV (formerly GE Plastics).

Taken in its entirety, our organization is unique in the industry because it includes top talent from virtually every other major 3PL in North America. Not only do we have deep bench strength, we have a rich diversity of industry experience. We’ve assembled some of the most energetic thinkers in logistics.

Moving on to the financial picture: for the second quarter of 2014, our gross revenue, volume, net revenue margin and EBITDA all came in significantly ahead of plan. We delivered over $581 million of revenue company-wide, including year-over-year organic growth of 49%. We accomplished this by capitalizing on our increasing scale and lane density, and by improving the productivity of our sales force. In our freight brokerage unit, we increased revenue by 417% year-over-year, including organic growth of 67%. In our expedited business, we increased revenue by 37%. And while margin in our freight forwarding business decreased to 10.3%, due in part to the Pacer consolidations, revenue was up more than 180%.

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We’re proud that we’ve delivered on every target we’ve set since implementing our strategy in 2011. Given our accelerated growth trajectory, we’ve raised our financial targets for the current year. Our updated outlook for 2014 is:

•	An annual revenue run rate of at least $3 billion by December 31; and

•	An annual EBITDA run rate of at least $150 million by December 31 – 50% more EBITDA than our previous target.

Finally, it’s worth noting that XPO management owns approximately 22% of the company’s fully diluted shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up: we’ve established leading positions in some of the fastest-growing areas of transportation – truck brokerage, intermodal, last-mile and expedited – and we’re capitalizing on the major trends in our operating environments. We’re getting bigger, faster and more efficient in the way we run our brokerage operations. Our brokerage cold-start revenue is ramping up quickly. We see significant growth ahead in intermodal across North America, and even more so in Mexico, where we’re first in line to benefit from the near-shoring of manufacturing. We’re growing our industry-leading position in expedite with our integrated ground, air and managed transportation offering. We’re expanding our last mile presence in exactly the right way to capture the burgeoning demand from e-commerce growth. We’re now a leader in highly engineered contract logistics. Our acquired operations have been integrated and are performing well. And we’re driving strong organic growth company-wide.

As we look ahead, we see a clear path to grow the business far beyond our accomplishments to date. Our accelerating EBITDA performance – together with $700 million of new capital – mark a positive inflection point at XPO. We’re excited about the future!

Thank you for your interest.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s full year 2014 and full year 2017 financial targets and growth expectations. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

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These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Additional Information about the Investment

XPO will file a proxy statement and other documents relating to the securities issued pursuant to the Investment Agreement, dated as of September 11, 2014, by and among XPO and the Purchasers named therein (the “Investment”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE INVESTMENT. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.xpo.com. You may also read and copy any reports, statements and other information filed by XPO with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

Participants in Solicitation

XPO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from XPO shareholders with respect to the Investment. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2014 annual meeting of shareholders, filed with the SEC on April 25, 2014. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO and its executive officers and directors in the Investment by reading the proxy statement regarding the Investment when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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